Prepared By/Return To:

Latham & Watkins LLC
Attn: Curtis Peele
885 Third Avenue
New York, NY 10022

                                                                      [Reserved]

--------------------------------------------------------------------------------

                               DEED TO SECURE DEBT

                                      from

                       JOHN H. HARLAND COMPANY, Mortgagor

                                       to

        CREDIT SUISSE, CAYMAN ISLANDS BRANCH as administrative agent and collateral agent, Mortgagee

                             DATED AS OF May 1, 2007

                                                  TO CLERK OF COURT:
                                                  Intangible tax in the amount
                                                  of $25,000 is being paid in
                                                  connection with the recording
                                                  of this instrument

                                                  1. Term Loan: maturity date is
                                                  April 4, 2014

                                                  2. Revolving Credit: maturity
                                                  date is April 4, 2013

                                                  3. New Term Loans: maturity
                                                  date is conditional.

                                                                         Georgia

            THIS DEED TO SECURE DEBT, dated as of May 1, 2007, is made by JOHN
H. HARLAND COMPANY, a Georgia corporation ("Mortgagor"), whose address is c/o
Clarke American Corp., 10931 Laureate Drive, San Antonio, TX 78249, to CREDIT
SUISSE, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent (in such capacities and together with its successors, the "Agent") for the Lenders, referred to below ("Mortgagee"), whose address is Eleven Madison Avenue, New
York, New York 10010. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background

            A. Clarke American Corp., as borrower, and certain other affiliates of Mortgagor, as subsidiary co-borrowers, have entered into a Credit Agreement dated as of April 4, 2007, as modified by the pre-funding Joinder Agreement and the post-acquisition Joinder Agreement, each dated as of the date hereof (and as may be amended, supplemented or otherwise further modified from time to time, the "Credit Agreement"), with several banks and other financial institutions from time to time parties thereto (the "Lenders") and Mortgagee. The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein.

            Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In the event of a conflict between this Mortgage and the Credit Agreement, the terms and provisions of the
Credit Agreement shall control. References in this Mortgage to the "Interest
Rates" shall mean the interest rates provided for in Sections 2.11 and 2.12 of the Credit Agreement.

            B. Mortgagor is the owner of the parcel(s) of real property described on Schedule A attached hereto and made a part hereof (such real property, together with all of the buildings, improvements, structures and fixtures (including, without limitation, to the extent owned by Mortgagor all gas and electric fixtures, radiators, heaters, docks, engines and machinery, boilers, ranges, elevators and motors, plumbing, heating and air conditioning fixtures, carpeting and other floor coverings, water heaters, cleaning apparatus and other items which are or are to be attached to such real property) now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Real Estate").

            C. Subject to the terms and conditions of the Credit Agreement, (i)
each Tranche B Term Lender has agreed, severally and not jointly, to make a
Tranche B Term Loan to Mortgagor, as evidenced by the Credit Agreement and if requested by any Lender, a promissory note (a "Note"); (ii) the Swingline Lender has agreed to make Swingline Loans to Mortgagor; (iii) each Revolving Credit
Lender has agreed, severally and not jointly, to make Revolving Loans to
Mortgagor; and (iv) the Issuing Banks have agreed to issue letters of credit on behalf of Mortgagor (the "Letters of Credit") and (v) certain lenders may make additional extensions of credit under incremental loan facilities. The obligations to reimburse L/C Disbursements (the

"Reimbursement Obligations") with respect to drawings under the Letters of
Credit are evidenced by the Credit Agreement.

            D. The obligations of the Lenders to make the Loans and to issue
Letters of Credit are conditioned upon, among other things, the execution and delivery by Mortgagor of this Mortgage.

                                Granting Clauses

            For ten dollars ($10) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure:

            (a)   repayment of the principal in the amount of $2,150,000,000 or so much thereof as may be outstanding from time to time and payment of interest (including, without limitation, interest accruing after the maturity of the Loans made by each Lender and interest accruing after the filing of any petition in
                  bankruptcy, or the commencement of any insolvency,
                  reorganization or like proceeding, relating to Mortgagor,
                  whether or not a claim for post-filing or post-petition
                  interest is allowed in such proceeding) on the Loans made by each Lender to, and the Notes, if any, held by each Lender of,
                  Mortgagor;

            (b)   payment of all Reimbursement Obligations with respect to
                  drawings under the Letters of Credit;

            (c)   payment of all Secured Obligations;

            (d)   payment of all other obligations and liabilities of Mortgagor to Mortgagee and the Lenders, whether direct or indirect,
                  absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Note, the Letters of Credit, the Guarantee and Collateral Agreement (including
                  Borrower Obligations as defined therein), this Mortgage, the other Collateral Documents and other Loan Documents or any agreement providing for Secured Obligations or any other
                  document made, delivered or given in connection herewith or therewith, in each case whether on account of principal,
                  interest, Reimbursement Obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all
                  reasonable fees and disbursements of counsel to Mortgagee or to the Lenders that are required to be paid by Mortgagor
                  pursuant to the terms of the Credit Agreement, this Mortgage or any other Loan Documents) (the items set forth in clauses
                  (a) through (d) being referred to herein collectively as the
                  "Indebtedness"); and

            (e)   the performance and observance of each obligation, term,
                  covenant and condition to be performed or observed by
                  Mortgagor (the "Obligations") under, in connection with or pursuant to the provisions of the Credit Agreement, any Note, the Letters of Credit, the Guarantee and Collateral

                                                                               2

                  Agreement, this Mortgage and any of the other Collateral
                  Documents or any of the other Loan Documents or any agreement providing for Secured Obligations;

MORTGAGOR DOES HEREBY IRREVOCABLY MORTGAGE, GRANT, BARGAIN, SELL, PLEDGE,
ASSIGN, WARRANT, TRANSFER AND CONVEY AND SET OVER TO MORTGAGEE AND ITS
SUCCESSORS AND ASSIGNS, WITH THE POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION
ALL OF MORTGAGOR'S ESTATE, RIGHT, TITLE AND INTEREST IN, TO AND UNDER THE
FOLLOWING DESCRIBED PROPERTY, RIGHTS, INTERESTS AND ESTATES NOW OWNED, OR
HEREAFTER ACQUIRED BY MORTGAGOR:

            (A) the Real Estate;

            (B) all the estate, right, title, interest, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real
      Estate or any part thereof;

            (C) all right, title, estate and interest of Mortgagor in, to and under all easements, rights of way, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the
      Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

            (D) all right, title, estate and interest of Mortgagor in and to all of the fixtures, "equipment" (as defined in the Uniform Commercial Code)
      chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

                                                                               3

            (E) all right, title, estate and interest of Mortgagor in and to all substitutes and replacements of, and all additions, improvements and concessions to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by
      Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

            (F) all right, title, estate and interest of Mortgagor in, to and under all leases, subleases, underlettings, occupancy agreements, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the
      Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the
      "Rents");

            (G) all right, title, estate and interest of Mortgagor in and to all trade names, trade marks, logos, copyrights, licenses, good will and books and records resident in any form or on any media relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles (as defined in the Uniform
      Commercial Code) related to the operation of the Real Estate, Equipment or
      Improvements now existing or hereafter arising and the license to use intellectual property such as computer software owned or licensed by
      Mortgagor or other proprietary business information relating to
      Mortgagor's policies, procedures, manuals and trade secrets and related to the operation of the Real Estate or Equipment;

            (H) all right, title, estate and interest of Mortgagor in and to all unearned premiums under insurance policies now or subsequently obtained by
      Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

            (I) all right, title, estate and interest of Mortgagor in and to (i)
      all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale, leasing or financing of the Real
      Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is

                                                                               4

      adjacent to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii)
      all consents, licenses, permits variances, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate
      (collectively, the "Plans");

            (J) all right, title, estate and interest of Mortgagor in and to any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this
      Mortgage; and all "documents" as defined in the Uniform Commercial Code or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Mortgagor (collectively, "Documents"); all (i)
      "instruments" as defined in the Uniform Commercial Code, "chattel paper"
      as defined in the Uniform Commercial Code, or letters of credit, evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Mortgaged
      Property (including, without limitation, promissory notes, drafts, bills of exchange and trade acceptances) and chattel paper obtained by Mortgagor in connection with the Mortgaged Property (including, without limitation, all ledger sheets, computer records and printouts, databases, programs, books of account and files of Mortgagor relating thereto) and (ii) notes or other obligations of indebtedness relating to the Mortgaged Property and owing to Mortgagor from whatever source arising, in each case now owned or hereafter acquired by Mortgagor; all "inventory" as defined in the Uniform Commercial Code, whether now or hereafter existing or acquired, and which arises out of or is used in connection with, directly or indirectly, the ownership and operation of the Mortgaged Property, all
      Documents representing the same and all proceeds and products of the same
      (including, without limitation, all goods, merchandise, raw materials, work in process and other personal property, wherever located, now or hereafter owned or held by Mortgagor for manufacture, processing, the providing of services or sale, use or consumption in the operation of the
      Mortgaged Property (including, without limitation, fuel, supplies and similar items and all substances commingled therewith or added thereto)
      and rights and claims of Mortgagor against anyone who may store or acquire the same for the account of Mortgagor, or from whom Mortgagor may purchase the same); and

            (K) all proceeds (as defined in the Uniform Commercial Code) which, in any event, shall include, without limitation, all proceeds, products, offspring, rents, profits or receipts, in whatever form, arising from the
      Mortgaged Property (including, without limitation, (i) cash, instruments and other property received, receivable or otherwise distributed in respect of or in exchange for any or all of the Mortgaged Property, (ii)
      the collection, sale, lease, sublease, concession, exchange, assignment, licensing or other disposition of, or realization upon, any item or portion of the Mortgaged Property (including, without limitation, all claims of Mortgagor against third parties for loss of, damage to, destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any the Mortgaged
      Property now existing or hereafter arising), (iii) any and all proceeds of any insurance, indemnity, warranty or

                                                                               5

      guaranty payable to Mortgagor from time to time with respect to any of the
      Mortgaged Property, (iv) any and all payments (in any form whatsoever)
      made or due and payable to Mortgagor from time to time in connection with the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Mortgaged Property by any governmental authority (or any person acting under color of Governmental Authority) and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property), both cash and noncash, of the foregoing;

            (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (K) are collectively referred to as the "Mortgaged Property").

            TO HAVE AND TO HOLD the above granted and described Mortgaged
Property unto and to the use and benefit of Mortgagee and its successors and assigns, forever.

            This conveyance is intended to operate and is to be construed as a deed passing the title to the Mortgaged Property to Mortgagee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt (including, e.g. O.C.G.A. ss. 441460), and not as a mortgage. All references to a "lien" on the Mortgaged Property shall be deemed to refer to the granting of a security title by Mortgagor to Mortgagee subject to reconveyance.

                              Terms and Conditions

            Mortgagor further represents, warrants, covenants and agrees with
Mortgagee as follows:

            1. Warranty of Title. Mortgagor warrants the good title to the
Premises, subject only to the matters that are set forth in Schedule B of any title insurance policy or policies being issued to Mortgagee to insure the lien and security title of this Mortgage and Permitted Liens and any other matter that does not materially interfere with use of the Real Estate as currently used
(the "Permitted Exceptions") and that Mortgagor has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage and to encumber, mortgage, transfer, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate the same and that this Mortgage is and will remain a valid and enforceable first lien on and security title to the Mortgaged Property, subject only to the Permitted
Exceptions. Mortgagor shall, until the satisfaction or release of this Mortgage, warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall, until the satisfaction or release of this
Mortgage, warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

            2. Payment of Indebtedness. Mortgagor shall pay or cause to be paid the Indebtedness at the times and places and in the manner specified in any
Note, the Credit Agreement, Guarantee and Collateral Agreement and any other agreement providing for Secured Obligations and shall perform all the
Obligations in a timely manner.

                                                                               6

            3. Requirements. (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to (i) all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, with respect to the Mortgaged Property of each Governmental Authority which has jurisdiction over the Mortgaged Property and (ii) all covenants, restrictions and conditions now or later of record which may be applicable to any of the
Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the
Mortgaged Property, except (in each such case) to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a
Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor in connection with the
Mortgaged Property or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the
Premises are collectively referred to as the "Legal Requirements".

            (b) Notwithstanding the provisions of paragraph (a) of this Section,
Mortgagor shall have the right to contest or object in good faith to the validity or application of any Legal Requirement by appropriate legal proceedings diligently conducted in good faith, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor's covenant to comply with any such Legal Requirement unless (i) Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to such Legal Requirement, (ii) Mortgagor shall demonstrate to
Mortgagee's reasonable satisfaction that any delay in compliance with such Legal
Requirement shall not entail a risk of forfeiture of any of the Mortgaged
Property or subject Mortgagor or Mortgagee to any criminal liability, (iii) by the terms of such Legal Requirement, compliance therewith pending prosecution of any such legal proceeding may legally be delayed without incurring any lien, charge or liability of any kind against the Mortgaged property (other than for
Permitted Exceptions), or any part thereof, unless Mortgagor shall furnish a good and sufficient bond or surety as required by and reasonably satisfactory to
Mortgagee and (iv) all Permits remain in effect.

            4. Payment of Taxes and Other Impositions. Promptly when due,
Mortgagor shall pay and discharge (or cause to be paid and discharged) all material tax liabilities (the "Impositions"), before the same shall become delinquent or in default in accordance with Section 5.04 of the Credit Agreement

            5. Insurance. (a) Mortgagor shall maintain or cause to be maintained on all of the Premises proper insurance in accordance with Section 5.10 of the
Credit Agreement.

            (b) Each insurance policy (other than flood insurance) shall (x)
provide that the insurer affording such coverage shall mail 30 days' written notice to the Agent in the event of cancellation of such coverage, and (y) with respect to all property insurance, provide for deductibles in an amount reasonably satisfactory to Mortgagee and contain a "Replacement Cost
Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to
Mortgagee), with loss payable solely to Mortgagee (modified, if necessary, to provide that proceeds in the amount of replacement cost may be retained by
Mortgagee without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause acceptable to

                                                                               7

Mortgagee. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee. Each policy shall expressly provide that any proceeds which are payable to Mortgagee shall be paid by check payable to the order of Mortgagee and Mortgagor and requiring the endorsement of Mortgagee and Mortgagor.

            (c) Mortgagor shall deliver to Mortgagee a certificate of such insurance on the appropriate Acord Form(s) reasonably acceptable to Mortgagee.
Mortgagor shall (i) pay as they become due all premiums for such insurance and
(ii) concurrently with the expiration of each policy to be furnished pursuant to the provisions of this Section 5, deliver a certificate of insurance in substantially the same form as described in the first sentence of this Section
5(c).

            (d) Mortgagor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the
use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this
Mortgage.

            (e) If the Mortgaged Property, or any material part thereof, shall be destroyed or damaged, Mortgagor shall give prompt notice thereof to
Mortgagee. If an Event of Default shall have occurred and be continuing, and the
Mortgagee delivers notice to the Mortgagor that it is exercising its rights under this Section 5(e), then all insurance proceeds shall be paid to Mortgagee to be held by Mortgagee as collateral to secure the payment and performance of the Indebtedness and the Obligations. At all other times, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss shall be paid over to Mortgagor and Mortgagor shall, promptly after any such damage, repair such damage to the extent required under the Credit Agreement, regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair; provided that, any such insurance proceeds (net of fees and expenses incurred in connection with the applicable casualty event or the recovery of such insurance proceeds, taxes paid or estimated in good faith to be payable as a result thereof and amounts required to be applied to the repayment of principal, premium, prepayment fees, penalties, if any and interest on Indebtedness required to be paid as a result thereof) that are not so applied shall be deemed to be, and shall be treated as, Net Proceeds from an Asset Sale pursuant to and in accordance with the terms of Sections 2.20(a), (b) and (c) of the Credit
Agreement (and shall be subject to such provisions (I) whether or not such net insurance proceeds derive from property or assets used in or related to businesses contemplated to be excluded from such application in accordance with the definition of "Designated Asset Sale" contained in the Credit Agreement and
(II) without regard to whether any of the enumerated exclusions contained in the definition of "Asset Sale" contained in the Credit Agreement may be applicable).
If an Event of Default shall have occurred and be continuing, Mortgagee shall have the right to adjust such loss and use the insurance proceeds to pay the
Indebtedness or repair the Mortgaged Property in its sole and absolute discretion.

            (f) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of Mortgagor to the benefit of insurance under any insurance policies then in force, which are applicable to loss involving the Mortgaged Property, shall pass to the purchaser or grantee.

                                                                               8

            (g) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor;
provided, however, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is applicable to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property and (B) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

            6. Restrictions on Liens and Encumbrances. Except for the lien and security title of this Mortgage and the Permitted Exceptions, and except as permitted under the Credit Agreement, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

            7. Due on Sale and Other Transfer Restrictions. Except as permitted under the Credit Agreement or Section 10 hereof, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the
Mortgaged Property.

            8. Maintenance. Mortgagor shall maintain or cause to be maintained all the Improvements in accordance with the provisions of Section 5.05 of the
Credit Agreement.

            9. Condemnation/Eminent Domain. Promptly upon obtaining actual knowledge of the institution of any proceedings for the condemnation of the
Mortgaged Property, or any portion thereof, Mortgagor shall notify Mortgagee of the pendency of such proceedings. If an Event of Default occurs and is continuing, Mortgagee is hereby authorized and empowered by Mortgagor to settle or compromise any claim in connection with such condemnation and to receive all awards and proceeds thereof to be held by Mortgagee as collateral to secure the payment and performance of the Indebtedness and the Obligations. Notwithstanding
the preceding sentence, provided no Event of Default shall have occurred and be continuing, but subject to the terms and provisions of the Credit Agreement,
Mortgagor shall, at its expense, diligently prosecute any proceeding relating to such condemnation, settle or compromise any claims in connection therewith in a manner consistent with its reasonable business judgment and receive any awards or proceeds thereof.

            10. Leases. Except as permitted under the Credit Agreement,
Mortgagor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) execute or permit to exist any Lease of any of the Mortgaged Property.

            11. Further Assurances. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged
Property, a separate assignment of each Lease in recordable form and any Uniform
Commercial Code financing statements) as may be reasonably required by

                                                                               9

Mortgagee to confirm the lien and security title of this Mortgage and all other rights or benefits conferred on Mortgagee.

            12. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor (other than with respect to the failure to maintain insurance as required hereunder, in which case Mortgagee can immediately perform), and such failure constitutes an Event of Default, without waiving or releasing Mortgagor from any obligation or default under this
Mortgage, Mortgagee may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the rate provided for in the Credit Agreement, shall immediately, upon notice to
Mortgagor, be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien and security title of this Mortgage. No payment or advance of money by Mortgagee under this Section 12 shall be deemed or construed to cure
Mortgagor's default or waive any right or remedy of Mortgagee.

            13. Hazardous Material. Mortgagee shall have the right at any time to conduct an environmental audit of the Premises, if it reasonably believes there has been a violation of applicable Environmental Laws in connection with such Premises, and Mortgagor shall cooperate in the conduct of such environmental audit. Mortgagor shall comply with all provisions of the Credit
Agreement regarding Hazardous Materials and Environmental Laws.

            14. Events of Default. The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

            15. Remedies. (a) Upon the occurrence and during the continuation of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against
Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

            (i) Mortgagee may, to the extent permitted by applicable law, (A)
      take immediate possession of all of the Mortgaged Property and take such action as Mortgagee, in its sole judgment, deems necessary to protect and preserve the Mortgaged Property, (B) institute, maintain and foreclose against all or any part of the Mortgaged Property and cause the Mortgaged
      Property to be sold in total or in parts, (C) purchase the Mortgaged
      Property at foreclosure sale, (D) institute and maintain an action on the
      Indebtedness, (E) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (F) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the rate provided for in the Credit
      Agreement and all costs of suit, including, without limitation, reasonable attorneys' fees actually incurred and disbursements. Interest at the rate provided for in the Credit Agreement shall be due

                                                                              10

      on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

            (ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the
      Mortgaged Property or any other collateral as security for the
      Indebtedness and Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise
      (Mortgagor hereby agreeing to surrender possession of the Mortgaged
      Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the
      Mortgaged Property for such periods of time and upon such conditions as
      Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

            (b) In case of a foreclosure sale, the Real Estate may be sold, at
Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged
Property to be held.

            16. Sale of the Properties; Application of Proceeds. Subject to the
requirements of applicable law and the Credit Agreement, the proceeds or avails of a foreclosure sale and all moneys received by Mortgagee pursuant to any right given or action taken under the provisions of this Mortgage, shall be applied as follows:

            First: To the payment of the costs and expenses of any such sale or other enforcement proceedings in accordance with the terms hereof and of any judicial proceeding wherein the same may be made, and in addition thereto, reasonable compensation to Mortgagee, its agents and counsel, and of all sums due to Mortgagee under the Loan Documents and all actual out-of-pocket expenses, advances, liabilities and sums made or furnished or incurred by Mortgagee or the holders under this Mortgage and the Loan Documents, together with interest at the rate provided for in the Credit Agreement (or such lesser amount as may be the maximum amount permitted by law), and all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the
Mortgaged Property shall have been sold;

            Second: To the payment of the Indebtedness and Obligations in accordance with Section 2.16(b) of the Credit Agreement; and

            Third: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

            17. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale,
Mortgagee may bid for and acquire the

                                                                              11

Mortgaged Property or any part thereof. In lieu of paying cash therefor,
Mortgagee may make settlement for the purchase price by crediting upon the
Indebtedness or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, any Note, the Guarantee and
Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the Person conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

            18. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to
Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and
Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the
Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

            19. Extension, Release, etc. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Indebtedness,
Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged
Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not operate to release the lien or security title of this Mortgage until the
Indebtedness has been paid in full.

            (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien or security title of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, security title, rights, powers and remedies shall continue unimpaired.

            (c) If Mortgagee shall have the right to foreclose this Mortgage,
Mortgagor authorizes Mortgagee at its option to foreclose the lien and security title of this Mortgage subject to the rights of any tenants of the Mortgaged
Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be

                                                                              12

asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Indebtedness or to foreclose the lien of this Mortgage.

            (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same Person, this Mortgage shall not merge in such title but shall continue as a valid lien and security title on the Mortgaged Property for the amount secured hereby.

            20. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security
Agreement within the meaning of the Uniform Commercial Code (the "Code") of the
State of Georgia. Unless as otherwise provided for in the Credit Agreement, if an Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property
(including, without limitation, taking possession of and selling such property)
or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If
Mortgagee shall elect to proceed under the Code, then ten days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees actually incurred and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

            (b) Intentionally Deleted.

            (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form reasonably satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as
Mortgagee may reasonably request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. If Mortgagor shall fail to furnish any financing or continuation statement within 10 days after request by
Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

                                                                              13

            21. Assignment of Rents and Leases. (a) In furtherance of and in addition to the assignment made by Mortgagor herein, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all
Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same.
The foregoing license is granted subject to the conditional limitation that no
Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the
Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

            (b) Mortgagor acknowledges that Mortgagee has taken all reasonable actions necessary to obtain, and that upon recordation of this Mortgage,
Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law.
Mortgagor acknowledges and agrees that upon recordation of this Mortgage,
Mortgagee's interest in the Rents shall be deemed to be fully perfected,
"choate" and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the
United States Code (the "Bankruptcy Code"), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the
Rents, obtaining the appointment of a receiver or taking any other affirmative action.

            (c) Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a "security agreement" for purposes of Section 552(b) of the
Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

            22. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of
Mortgagor. Within 10 days after request by Mortgagee, Mortgagor shall furnish
Mortgagee satisfactory evidence of compliance with this Section 22, together with a statement of all lease security deposits by lessees and copies of all
Leases not previously delivered to Mortgagee, which statement shall be certified by Mortgagor.

            23. Additional Rights. The holder of any subordinate lien on the
Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant

                                                                              14

under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Unless as otherwise provided for in the Credit Agreement, upon the occurrence, and during the continuation, of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

            24. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement to Mortgagor in care of Borrower and to Mortgagee as specified therein.

            25. No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of
Section 9.02 of the Credit Agreement. To the extent permitted by Applicable Law, any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

            26. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of the Indebtedness or Loan Documents, the obligations of
Mortgagor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to
Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

            27. Mortgagor's Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii)
exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all Persons ever claiming any interest in the
Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

                                                                              15

            28. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan
Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

            29. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security
(directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by
Mortgagor or by others) or (c) both the circumstances described in clauses (a)
and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Indebtedness
(including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located.
Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the Indebtedness, and
Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if
Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the
Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the
State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this

                                                                              16

Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the
Premises are located) which directly or indirectly secures the Indebtedness, and
Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this
Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this
Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

            30. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor
(and each of them) and all subsequent owners, encumbrancers and tenants of the
Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors"
whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of Mortgagors shall be joint and several.

            31. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this
Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor.
Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged
Property, any part of the security held for the obligations secured by this
Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

            32. Governing Law, etc. This Mortgage shall be governed by and construed in accordance with the laws of Georgia, except that Mortgagor expressly acknowledges that by its terms the Credit Agreement and any Note shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this
Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in

                                                                              17

accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

            33. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word
"Mortgagee" shall mean "Mortgagee or any successor agent for the Lenders," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged
Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

            34. Maximum Secured Amount. With respect to this Mortgage on properties located in Georgia, the maximum amount secured hereby is $13,860,000.
The aggregate maximum Indebtedness under the Credit Agreement is $2,150,000,000.

            35. Local Law Provisions.

            (a) Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 35 and the terms and conditions of this Mortgage, the terms and conditions of this Article 35 shall control and be binding.

            (b) Remedies Available. If there shall occur an Event of Default, then the entire Indebtedness shall, at the option of Lenders, immediately become due and payable without any presentment, demand, protest, notice of nonpayment or nonperformance, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or action of any kind whatever (each of which is hereby expressly waived by Mortgagor), time being of the essence, and Lenders may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

                  (i)   Entry on the Property. Either in person or by agent,
with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, without force or with such force as is permitted by law, without notice or process or with such notice or process as is required by law unless such notice and process is waivable, in which case Mortgagor hereby waives such notice and process, and without liability for trespass, damages or otherwise, and do any and all acts, perform any and all work and take possession of any and all books, records and accounts which may be desirable or necessary in Lenders' judgment to complete any unfinished construction on the Real Estate, to preserve the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof and all sums expended by
Lenders therefor, together with interest thereon at the Default Rate, shall be immediately due and payable to

                                                                              18

Lenders by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

                  (ii)  Collect Rents. With or without taking possession of the
Property, sue for or otherwise collect the Rents, including those past due and unpaid.

                  (iii) Appointment of Receiver. Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Mortgagor and without regard to the adequacy of the Property for the repayment of the Indebtedness or the solvency of Mortgagor or any person or entity liable for the payment of the Indebtedness, and Mortgagor does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Lenders, but nothing herein is to be construed to deprive Lenders of any other right, remedy or privilege Lenders may now have under the law to have a receiver appointed, provided, however, that, the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Lenders to receive payment of the Rents pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the
Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 16.4 below. Such receivership shall, at the option of Lenders, continue until full payment of all of the Indebtedness or until title to the Property shall have passed by foreclosure sale under this Mortgage or deed in lieu of foreclosure.

                  (iv)  Sale by Lenders. Sell, and is hereby authorized and
empowered to sell, the Property or any part of the Property in accordance with applicable law at one or more public sale or sales at the door of the courthouse in the county where the Real Estate is located, to the highest bidder for cash, in order to pay the Indebtedness and all expenses of sale and of all proceedings in connection therewith, including reasonable attorney's fees actually occurred at usual hourly rates (as opposed to any statutorily prescribed method for determining legal fees), in bar of the right and equity of redemption, homestead, dower, and all other rights and exemptions of every kind, if any
(including, without limitation, all rights under any appraisement, valuation, stay or extension laws and all rights to have the Property marshalled upon foreclosure), which may now on hereafter exist, all of which are hereby expressly waived by Mortgagor, after first advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in the county where the Real Estate is located, all other notice being hereby waived by Mortgagor. At such public sale, Lenders may execute and deliver to the purchaser a conveyance of the Property or any part of the
Property, in fee simple, and with full warranties of title, and to this end
Mortgagor hereby constitutes and appoints Lenders the agent and attorney-in-fact of Mortgagor to make such sale and conveyance, and thereby to divest Mortgagor of all right, title and equity that Mortgagor may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and

                                                                              19

attorney-in-fact are hereby ratified and confirmed, and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Mortgagor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for the collection of the Indebtedness, and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the Indebtedness. In the event of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Property may be sold as an entirety or in separate parcels and in such manner or order as
Lenders in its discretion may elect, and, if Lenders so elects, Lenders may sell the personal property covered by this Mortgage concurrently with the real property covered hereby or at one or more separate sales in any manner permitted by any applicable Uniform Commercial Code, and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Property is sold or the Indebtedness is paid in full. If the Indebtedness is now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Lenders may at its option exhaust the remedies granted under any of said security either concurrently or independently, and in such order as Lenders may determine in its discretion. Upon any sale, Lenders may bid for and purchase the Property and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price. In the event of any such sale by Lenders, Mortgagor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over. In case Lenders shall have proceeded to enforce any right, power, or remedy under this Mortgage by foreclosure, entry or otherwise or in the event advertising of the intended exercise of the sale under power provided hereunder is commenced, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, then in every such case (A) Mortgagor and Lenders shall be restored to their former positions and rights, (B) all rights, powers and remedies of Lenders shall continue as if no such proceeding had been taken, (C)
each and every default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be deemed to be a continuing default, and (D) neither this Mortgage, nor the Note, nor the Indebtedness, nor any other Loan Document shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and
Mortgagor hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with this sentence. Lenders may, at its option, sell the Property subject to the rights of any one or more of the tenants of the
Property;

                  (v)   Other. Exercise any other right or remedy available
hereunder, under any of the other Loan Documents or at law or in equity.

                                                                              20

            This Mortgage has been duly executed under seal by Mortgagor on the date first above written.

                                            JOHN H. HARLAND COMPANY:

Signed, sealed and delivered
in the presence of:                         By: /s/ Edward P. Taibi (SEAL)
                                            ------------------------------
                                            Name: Edward P. Taibi
                                            Its:  Assistant Secretary

/s/ Lucy Popkin
----------------------------------
Unofficial Witness

/s/ Joshua Babbit
----------------------------------
Notary Public

My Commission Expires: August 7, 2010

[NOTARIAL SEAL]

                                                                              21

                                   Schedule A

                           Description of the Premises

PARCEL 1

Tract 1:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 9, 10, 23 and 24 being in the 16th District of DeKalb County, Georgia, containing 22.399 acres more or less, and being more particularly described as follows:

Beginning at a concrete monument at the intersection of the Western right of way of Miller Road (100' R/W) and the North right-of-way of I-20, (300' R/W) thence running S 87 degrees 43 minutes 01 seconds W for a distance of 1013.15 feet along the North R/W of said I-20 highway to a point and Iron pin set, thence N
02 degrees 16 minutes 39 seconds W for a distance of 710.00 feet to a point and iron pin set on the South R/W of a proposed street (60' R/W); thence running N
87 degrees 43 minutes 42 seconds E for a distance of 594.92 feet along the South
R/W of said proposed street to a point and iron pin set; thence continuing along said R/W for a distance of 701.22' along the arc of a 5.82 degree curve to a point and iron pin set, thence running N 46 degrees 56 minutes 33 seconds E for a distance of 31.68' to a point and iron pin set at the intersection of said proposed street R/W, with the Western R/W of a proposed street (80' R/W), thence running along said R/W In a Southeasterly direction a distance of 314.87 feet along the arc of a 3.89 degree curve to a point and iron pin set on the western right of way of Miller Road; thence running South 31 degrees 36 minutes 18 seconds West along the west right of way of Miller Road a distance of 281.53 feet to a point and Iron pin set; thence running along the western right of way of Miller Road for a distance of 619.22 feet along the arc of a 0.540 degree curve to a concrete monument, being said POINT OF BEGINNING. The tract contains
22.399 acres, more or less, being shown on plat by Mayes, Sudderth & Etheredge,
Inc., dated May 23,1969.

Tract 2:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 24 of the 16th
District of DeKalb County, Georgia, being a strip of land lying between the southwestern right of way line of Panola Industrial Boulevard (having a 60-foot right of way width) and the northeastern boundary line of property now or formerly owned by John H. Harland Company, said strip of land beginning at a point formed by the intersection of the northwestern right of way line of Miller
Road (having a variable right of way width) and the southwestern right of way line of Panola Industrial Boulevard and running in a northwesterly direction a distance of 671.45 feet, more or less, along said southwestern right of way line of Panola Industrial Boulevard to a one-half (1/2) inch rebar set.

                                                                              22

The above-described property is shown on and described according to that certain
Road Dedication Survey of Lithonia Way and Panola Industrial Boulevard by
Loo-Turley & Associates, P.C. (Richard Loo, Georgia Registered Land Surveyor No.
2129), dated March 6, 1989, which survey is incorporated herein by this reference and made a part of this description, being recorded in Plat Book 90,
Page 32, DeKalb County Records.

PARCEL 2

Tract 1:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 9 and 24 of the
16th District of DeKalb County, Georgia, and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING, commence at a point located at the
Intersection of the northwesterly right of way line of Miller Road (having a
100-foot right of way) with the northerly right of way line of Interstate
Highway No. 20 (having a 300-foot right of way); run thence South 89 degrees 59 minutes 18 seconds West, along said northerly right of way line of Interstate
Highway No. 20, a distance of 1010.75 feet to a 1/2-inch rebar found; run thence
North 04 degrees 00 minutes 07 seconds West a distance of 710.61 feet to a
1/2-inch rebar found, said 1/2-inch rebar found being the TRUE POINT OF
BEGINNING; from the true point of beginning as thus established, run North 29 degrees 38 minutes 30 seconds East, a distance of 1060.00 feet to a 1/2-inch rebar set; run thence South 58 degrees 20 minutes 36 seconds East, a distance of
590.81 feet to a 1/2-inch rebar set on the southwesterly right of way line of a proposed street; run thence in a southeasterly direction along said southwesterly right of way line of proposed street and along the arc of a
1464.02-foot radius curve an arc distance of 340.89 feet to a crimp top found
(said arc being subtended on its northeasterly side by a chord bearing South 38 degrees 58 minutes 48 seconds East, and being 340.12 feet in length; run thence
South 45 degrees 13 minutes 31 seconds West, a distance of 30.82 feet to a crimp top found; run thence in a southwesterly direction along the arc of a
984.46-foot radius curve an arc distance of 701.64 feet to a crimp top found
(said arc being subtended on Its northwesterly side by a chord bearing South 65 degrees 36 minutes 13 seconds West, a distance of 686.88 feet); run thence South
86 degrees 00 minutes 44 seconds West, a distance of 595.12 feet to a 1/2-Inch rebar found, said 1/2-Inch rebar found being the TRUE POINT OF BEGINNING.

The above-described property contains 14.2635 acres on that certain plat of survey prepared for the John H. Harland Company, by Travis Pruitt & Associates,
P.C., Travis N. Pruitt, Sr., Georgia Registered Land Surveyor No. 1729, dated
January 16, 1981, last revised January 28, 1981, which plat of survey is incorporated herein and made a part hereof by this reference.

                                                                              23

Tract 2:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 9 of the 16th
District of DeKalb County, Georgia, and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING, commence at a point located at the intersection of the northwesterly right of way line of Miller Road (having a
100-foot right of way) with the northerly right of way line of Interstate
Highway No. 20 (having a 300-foot right of way); run thence South 89 degrees 59 minutes 18 seconds West, along said northerly right of way line of Interstate
Highway No. 20, a distance of 1010.75 feet to a 1/2-inch rebar found; run thence
North 04 degrees 00 minutes 07 seconds West a distance of 140.00 feet to a
1/2-inch rebar set, run thence North 04 degrees 00 minutes 07 seconds West a distance of 51.62 feet to a point, said point being the TRUE POINT OF BEGINNING;
from the true point of beginning as thus established, run North 79 degrees 35 minutes 45 seconds West, a distance of 516.23 feet to a point; run thence North
04 degrees 00 minutes 07 seconds West, a distance of 442.30 feet to a 1/2-inch rebar set; run thence North 86 degrees 00 minutes 44 seconds East, a distance of
500.00 feet to a 1/2-inch rebar found; run thence South 04 degrees 00 minutes 07 seconds East a distance of 518.99 feet to a point, said point being the TRUE
POINT OF BEGINNING.

The above-described property contains 5.8133 acres on that certain plat of survey prepared for the John H. Harland Company, by Travis Pruitt & Associates,
P.C., Travis N. Pruitt, Sr., Georgia Registered Land Surveyor No. 1729, dated
January 16, 1981, last revised January 28, 1981, which plat of survey is incorporated herein and made a part hereof by this reference.

ALL THAT TRACT OR PARCEL OF LAND lying and being In Land Lot 24 of the 16th
District of DeKalb County, Georgia, containing 10.3190 acres as shown on plat by
R.A. Oslin, Jr., Registered Land Surveyor No. 1261, prepared for Motorola, Inc., and dated July 16, 1973, being more particularly described as follows:

BEGINNING at the northeast corner of Miller Road, 70-foot right-of-way, and
Panola Industrial Boulevard, 60-foot right-of-way, said corner marked by an iron pin set and being the POINT OF BEGINNING; thence North 29 degrees 41 minutes 9 seconds East, along the easterly side of said Miller Road, for a distance of 750 feet, to an iron pin set; thence South 60 degrees 18 minutes 51 seconds East, for a distance of 550 feet, to an iron pin set; thence South 9 degrees 44 minutes 43 seconds East, for a distance of 552.21 feet, to an iron pin set on the northerly right-of-way of said Panola Industrial Boulevard, said point being located on a curve to the right, having a radius of 1825.926 feet; thence in a westerly direction along said curve an arc distance of 313.53 feet, to an iron pin set at a point of compound curve, said curve having a radius of 930.699 feet; thence follow said curve in a westerly and northwesterly direction for an arc distance of 290.46 feet, to an iron pin set at the point of tangency; thence
North 65 degrees 14 minutes 52 seconds West, for a distance of 181 feet, to an aforementioned iron pin set and the POINT OF BEGINNING.

                                                                              24